Exhibit 10.3
                                  ------------



                     CONFIDENTIALITY AND MARKETING AGREEMENT
                     ---------------------------------------

THIS CONFIDENTIALITY AND MARKETING AGREEMENT (this "Agreement") is entered into by Home Inc. ("HOME"), a Delaware Corporation, of 6774 South 1300 East, Salt Lake City, UT, and C5, Inc. ("C5"), a Utah Corporation, of 2755 East Cottonwood Parkway, 4th Floor, Salt Lake City, UT, 84121, effective June 14, 2002.

                                    RECITALS

         A. HOME and C5 are interested in jointly marketing certain products and services of C5 (the "Joint Marketing Project").

         B. In connection with the joint marketing effort, HOME and C5 shall have access to certain trade secrets and confidential and proprietary information of each other.

         C. HOME and C5 desire to preserve and protect such confidential and proprietary information.

         D.   To that end, HOME and C5 agree as follows:

                                    AGREEMENT

         1.   Rights and Obligations
              ----------------------

C5 shall provide the following:

              A. Fulfillment services, including staffing, management, and processing for all credit card merchant accounts offered and sold by HOME, and POS products, POS Equipment virtual terminal, software, merchant services and software solutions ("C5 Products") for HOME to market to businesses, proprietors, entrepreneurs, and other potential or existing HOME clients, customers and/or merchants.

              B. Financing sources for C5 Products, finance package finding (which may be through a subcontractor), and disbursement of such finance package proceeds. C5 shall further take all steps necessary to ensure that C5 delivers to HOME's vendor(s) 1) an approval code and merchant account identification number from C5 or its subcontractor merchant account company, and 2) written verification of finance package approval for each HOME client, customer and/or merchant.

              C. Merchant account application processing. C5 or its subcontractor will accept for processing, properly prepared applications, agreements and purchase orders submitted for C5 products from HOME. C5 will further ensure that all steps reasonably necessary will be taken, including completion of any necessary paperwork and other

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                     administrative requirements, to insure funding for each
                     sale or finance package of a merchant account to HOME clients, customers and/or merchants.

              D. C5 will supply, at no cost, marketing materials for C5 Products. All such marketing materials or materials bearing C5's trademarks or logos shall be sued by HOME only for the purpose of promoting C5 Products, and only after C5's prior approval.

         2.   Referral Fees
              -------------

              A. HOME will furnish C5 with leads of HOME's customers for the sole purpose of C5 contacting those customers to sell them Credit Card Processing equipment, including but not limited to Hardware terminals, Processing software and Virtual Terminals, and assist those customers in obtaining a Merchant Account. Most of these contacts will be made at seminar events that are sponsored and paid for by HOME. C5 will pay referral fees to HOME for only those referrals that purchase or finance this Credit Card processing equipment from C5. C5 will pay HOME referral fees according to the following schedule:

                     i. C5 will advance HOME $240,000 in the form of an "Advanced Marketing Payment" for 3 weeks of seminar events ($80,000 per week) each seminar event. Subsequent $80,000 "Advanced Marketing Payments" will be made by C5 no later than the Friday that is three (3) weeks prior to the seminar event. HOME shall only use the Advance Marketing Payment paid by C5 for advertising and promotion of HOME seminars and business sessions where C5 products and services will be sold. The Advanced Marketing Payment will be deemed as an advance towards Earned Funding as further described below. At the time of payment, HOME will provide to C5 a schedule of the events, including dates, time, and locations, of the events for which the advanced payments are made.

                     ii. Should, through an Act of God, a scheduled seminar or business session be cancelled, C5 will only recover 50% of the Advance Marketing Payment paid for that seminar. Should such cancellation occur more than one-time in a calendar year, C5 will be allowed to recover the full amount of the Advance Marketing Payment for that seminar. In either event, C5 will deduct a maximum of $10,000 per week from the following weeks Advance Marketing Payment until these amounts are recovered.

                     iii. On the first Wednesday, at least 4 weeks after the last day of each seminar event, C5 will prepare an Earned Funding Settlement (the Settlement) statement

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                            for each seminar event. The Settlement will be
                            calculated for each seminar as follows:

                            1. C5 will figure the Earned Funding for HOME based on 63% of the applications that were NOT cancelled by HOME'S customers within the customer's 3-day "Right of Cancellation" period. A 5% reserve will be held back to cover any cancellations.

                            2. The applications will be paid at the rate of $1,365.00 for every $99.95 finance package and $1,175.00 for every $89.95 finance package. The percentages or referral fees for $99.95 and $89.95 finance packages for the Settlement will be the same as the percentages for the actual $99.95 and $89.95 funding for this same seminar.

                            3. For Example: HOME has a seminar where they accept 100 merchant account applications from its customers. Of these 100 applications, the customers cancel 30 of the applications within their 3-day Right of Cancellation period. At the 4 week Settlement date, 44 applications (70 applications x 63% = 44) will be settled. If C5 obtains actual funding on 50 applications - 15 at $99.95 (30%) and 35 at $89.95 (70%) - the Earned Funding Settlement amount will be figured as follows:


                                         47 x 30% = 14 x $1,365.00 - $19,110
                                                      Plus
                                         47 x 70% = 33 x $1,175.00 = $38,775
                                           Total Earned Funding = $57,885

                            4.    In connection with the Earned Funding
                                  Settlement, the Advanced Marketing Payment will be credited towards the Earned Funding due to HOME. If the Earned Funding owing for a particular seminar exceeds the Advanced Marketing Costs actually paid in advance by C5 for that seminar, these funds will be paid to HOME in addition to the next Advanced Marketing Payment or, if there is no Advanced Marketing Payment paid in the following thirty days, the remaining Earned Funding will be paid within thirty (30) days of Settlement. If there is a deficit of Earned Funding, meaning that the Earned Funding for a particular seminar is less than the Advanced Marketing Payment previously made by C5 for that same seminar, the difference will be deducted from the next week's Advanced Marketing Payment made by C5 to HOME. If no Advanced Marketing Payment is made in the next thirty (30) days, then HOME will pay the difference to C5 within thirty (30) days of Settlement. If HOME's Earned Funding for a seminar is less than the

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                                  Advanced Marketing Payments for that seminar
                                  by more than 10% for 2 weeks running, then the Advanced Marketing Payment will be decreased to the nearest $5,000 increment based on the average of the Earned Funding for the previous 2 weeks.

                            5. C5 will pay to HOME additional referral fees that HOME agrees will only be used to pay HOME's road crew. These referral fees will be paid at the rate of $30 for every substantially complete (all forms are complete and signed, with evidence of address, such as a photocopy of a driver's license), non-cancelled application that is submitted by HOME to C5. These payments will be made separately no later than the Friday two weeks following the seminar. The number of substantially complete files will be verified by C5's seminar representative and reported to HOME's road crew at the end of each seminar event.

                            6. HOME recognizes that there is an outstanding balance due to C5 that will be determined by a C5 representative and HOME representative. This outstanding balance shall be repaid in the following manner: First, a weekly $5,000 payment to C5. Second, any week where Total Earned Funding exceeds the Advanced Marketing Payment, HOME will pay 50% (in addition to the $5,000 weekly payment) of the variance to C5. These payments will be made until the agreed upon "outstanding balance" has been paid in full. HOME will have the right at any time to prepay the outstanding balance.

              B. At the end of this Joint Marketing Agreement, a final Settlement statement will be prepared 4 weeks following the last seminar. This Statement will reconcile all Advanced Marketing Payments and Earned Funding for every seminar or business session that HOME has sponsored and paid for. At this time, it will be determined if there is an excess or deficit in the Earned Funding for all seminars. If there is a deficit of Earned Funding, HOME will pay this deficit amount to C5 within 30 days. If there is an excess of Earned Funding, C5 will pay this excess to HOME within 30 days, EXCEPT, in the event that HOME does not fully comply with all of the terms of this agreement in ending this Joint Marketing Agreement, C5 may elect to withhold the excess Earned Funding to cover any reasonable costs involved, so long as C5 gives written notice to HOME of any failure to comply with the terms of the Agreement, identifying with specificity any such failures and the resulting costs to C5, and if such failures are capable of cure, HOME has an opportunity to cure. This will not limit any other damages that the parties may be entitled to. C5

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                     may consider that HOME has ended this Joint Marketing
                     Agreement if HOME has less than 20 approved applications from its seminars in any given calendar month.

              C. These referral are based on HOME providing an e-commerce enabled web site and shopping cart/online order form that are compatible with C5's online transaction processing system. C5's leasing company requires that the web site and shopping cart/online order form be provided as part of the terms of the finance package. If it becomes necessary for C5 to supply the web site and shopping cart/online order form, these referral fees will be reduced to reflect these costs.

              D. C5 shall retain payment for any HOME referrals sold through the C5 affiliate site. C5 shall be solely responsible for all referral commissions paid to customers signing up through the C5 affiliate site or approaching C5 directly. In the event that HOME should establish its own referral program, HOME shall be paid according to the commission schedule in paragraph 2.A.iii.2 in this agreement as long as completed finance package and merchant account applications are delivered to C5. HOME shall be solely responsible for all referral commissions paid to customers signing up through the HOME affiliate site.

              E. C5 has several different processing solutions available for HOME to sell to its clients, as well as finance package terms of 12, 24, 36 and 48 months. Pricing and referral fees will vary depending upon the options and finance package terms chosen. C5 will provide price quotes to HOME utilizing any combination of processing solutions and finance package terms.

              F. C5 and HOME acknowledge and agree that: (1) C5 obtains its funding for equipment finance packages from Financial Institutions that are independent of C5 and HOME; (2) these Financial Institutions control the factors that determine the amount of funding that C5 receives for equipment finance packages; (3) these factors are influenced by interest rates and inflation and are subject to change at any time; (4) the costs and referral fees set forth above are based on the factors that are in effect at the time this Agreement is signed; and (5) if the factors are changed by the Financial Institutions, or if the Financial Institutions do not perform as promised, the referral fees may be adjusted accordingly and will be subject to the same terms and conditions that the Financial Institutions impose on C5. Occasionally, these Financial Institutions may impose other restrictions or qualifications on the equipment finance packages for HOME's customers, such as reserve accounts or special qualifying requirements. HOME agrees that it will be subject to the same terms and conditions that the Financial Institutions impose on C5, with the exception that, if these changes effect the gross funding and/or the reserve amount that is being held that C5 will pay to HOME by more than 5%, then HOME will be allowed to give 10 days notice to cancel this agreement, and HOME may do business with another merchant account

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                     provider, but C5 has a right of first refusal to match any other offer to HOME to provide Merchant Account Services to the customers of HOME.

              G. If the percentage of Poor Credit (scored C & D) applications that are approved by the Financial Institutions for the customers of HOME exceeds 28%, based on a 4 week rolling average, C5 reserves the right to adjust the referral fees paid to HOME to reflect this increase in Poor Credit applications. If it becomes a necessary for C5 to adjust the referral fees by more than 5% because of an increase in poor credit applications, HOME will be allowed to cancel this agreement on 10 days notice because of this change. To date, the percentage of HOME's customers being scored as Poor Credit is 27.8%. C5 will supply these credit scores on the weekly report.

         3.   Rejects
              -------

              A. It is agreed by HOME and C5, that all Rejected Finance package applications will be handled and settled as follows:

                     i. C5 will retain all monies received for Rejected applications and apply this towards the cost of obtaining a merchant account and supplying a virtual terminal product for the customer. EXCEPT, if the customers 1st months payment bounces or is declined, C5 will NOT supply a merchant account or virtual terminal for this customer.

         4.   Charge backs
              ------------

              A. C5 will withhold 5% from all Earned Funding settlement amounts to cover charge backs. C5 will supply to HOME every 30 days, a balance sheet on the charge back reserve. Subject to the provisions of paragraph 4.B. below, HOME's liability for charge backs shall not exceed the 5% withholding set forth in this paragraph 4.A.

              B. If the cause of the charge back is based on either fraud or negligence of the owners, employees, representatives or agents of C5 or HOME, the company found to be responsible for the fraud or negligence shall be responsible for the full amount of all charge backs and shall pay to the other company the respective portion of the charge back within 10 days from the date of the charge back.

              C. The liability for charge backs for C5 and HOME shall continue for the length of term of the finance packages of HOME's customers.

         5.   Third Party Non-Performance
              ---------------------------

              Both C5 and HOME agree that third party providers referred to within are defined as those separate entities, individuals,

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              vendors, business groups, companies, corporations or partnerships that provide products and/or services for the seminars presented by HOME, and that such third party providers are presenting products and/or services at the above mentioned seminars. Also, both parties agree that the terms non-performance or inadequate performance relate to the performance which has been contracted for, and subsequently has not been provided. In the event that the third party went out of business and could not perform, HOME would then undertake the responsibility of performing under the contracts with customers, either themselves or arranging for another third party. If HOME fails to provide these services as specified, HOME will be responsible for the full amount of any charge backs that occur from the failure to provide these services in a timely manner.

         6.   Confidential and Proprietary Information
              ----------------------------------------

              In connection with the Joint Marketing Project, C5 may furnish and may reveal to HOME certain oral and written confidential, proprietary and/or trade secret information concerning C5 and its products and/or services (the "C5 Proprietary Information"). Similarly, HOME may furnish and may reveal to C5 certain oral and written confidential, proprietary and/or trade secret information concerning HOME and its products and/or services (the "HOME Proprietary Information"). The C5 Proprietary Information and the HOME Proprietary Information (collectively the "Proprietary Information") may include, without limitation, certain specifications, designs, plans, drawings, hardware, software, data, prototypes, marketing plans or techniques, identification or lists of vendors, suppliers, mailing lists, list vendors and the like, or other business and technical information. As a condition to providing such information, C5 and HOME each agree, as set forth below, to treat confidentially and to not otherwise disclose, and to cause its respective directors, officers, members, employees, representatives, agents and advisors (collectively the "Representatives") to treat confidentially and to not otherwise disclose, the Proprietary Information, whether such Proprietary Information was furnished prior to, on or after the date of this Agreement. In addition, for purposes of this Agreement, "Proprietary Information" shall include, without limitation, any discussions, summaries, analyses, studies, compilations, or other documents or memorializations of or relating to the Proprietary Information. All Proprietary Information, in whatever form provided, shall remain the property of the party furnishing such Proprietary Information.

         7.   Compliance with Laws, Ordinances and Regulations
              ------------------------------------------------

              HOME and C5 agree that they will strictly comply with all federal, state and local laws, ordinances and regulations in connection with any and all work or services performed by them arising out of or relating in any way to this Agreement and/or their business relationships with each other. In the event HOME and C5 fail to do so, all aforementioned parties may, in their sole discretion, decide to terminate this Agreement forthwith, and to hold all

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              outstanding fees owed until a resolution can be found. HOME hereby indemnifies and holds C5 harmless from any and all claims, complaints, demands and/or damages arising out of or related in any way to any failure on the part of HOME to comply with all federal, state and local laws, ordinances and regulations.

              Likewise, C5 hereby indemnifies and holds HOME harmless from any and all claims, complaints, demands and/or damages arising out of or related in any way to any failure on the part of C5 to comply with all federal, state and local laws, ordinances and regulations.

         8.   Disclosures and/or Use of Proprietary Information
              -------------------------------------------------

              C5 and HOME acknowledge and agree that: (A) the Proprietary Information constitutes valuable, special and unique property of C5 and HOME; (B) they may use the Proprietary Information for the sole purpose of soliciting merchant accounts in connection with the Joint Marketing Project only; (C) they shall not disclose the Proprietary Information or any information contained therein to any other corporation, person or entity that is not a party to this agreement for any reason or purpose whatsoever; (D) they shall not use the Proprietary Information or any information contained therein for any purpose other than the Joint Marketing Project; (E) they shall not disclose or use the Proprietary Information or any information contained therein; (F) they shall not make copies of any written or computer-readable Proprietary Information; and (G) they shall prevent the use of the Proprietary Information by, and disclosure of the information contained therein to, any corporation, person, or entity that is not a party to this agreement.

         9.   Return of Proprietary Information
              ---------------------------------

              Within thirty days of receipt of written notice of termination of the Joint Marketing Project, C5 and HOME shall deliver to each other all written or computer-readable copies of the Proprietary Information, letters and all other information, that is specific to the other party's business, which are in their possession or under their control , regardless of whether prepared by both parties or by their affiliates.

         10.  Term of Agreement
              -----------------

              This agreement shall become effective on the date set forth above and shall continue in effect December 31, 2003, unless terminated sooner as provided herein. At the end of the agreement, HOME may do business with another merchant account provider, but C5 has a right of first refusal to match any other to HOME to provide Merchant Account Services to the customers of HOME.

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         11.  Termination of Agreement
              ------------------------

              Either party may terminate this Agreement for a material breach of the terms of this Agreement at any time by giving the other party written Notice of Termination ("Notice") at least thirty (30) days prior to the effective date of termination. Either party shall have the option of preventing the termination of this Agreement by taking corrective action that cures the material breach, if such corrective action is taken prior to the end of the aforementioned thirty (30) day time period. However, if there is evidence that any material breach is caused by fraud, forgery, or any other illegal act, either party may terminate this Agreement by giving the other party written Notice at least seven (7) days prior to the effective date of termination.

         12.  Amendment & Waiver
              ------------------

              No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only if in writing and signed by the parties hereto, and then only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

         13.  Enforcement of Agreement
              ------------------------

              This Agreement, and all disputes relating to this Agreement, whether sounding in tort, contract or otherwise, shall be governed and construed in accordance with the laws of the State of Utah. All parties to this Agreement each consent and submit to the personal jurisdiction of the state and federal courts located in the State of Utah, and waive their rights to contest personal jurisdiction. All parties agree that any legal action filed by any party to enforce the terms of this Agreement must be filed exclusively in the Third Judicial District Court, for the State of Utah, in Salt Lake City, Utah. In the event of a dispute regarding this Agreement, the prevailing party shall be entitled to an award of attorneys' fees and costs from the non-prevailing party, regardless of whether the dispute results in the filing of a lawsuit.

         14.  Assignment
              ----------

              No party may assign its rights or duties under this Agreement without the prior written consent of the other parties.

         15.  Personal Guarantees
              -------------------

              Within 5 business days of the execution of this agreement, the following personal guarantees will be provided to C5, in form acceptable to C5:

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              A.     Scott Anderson's personal guarantee on prepaid Advanced
                     Marketing Payments directly attributable to canceled or non-completed HOME events (except those events cancelled due to an act of God, as set forth in paragraph 2.A. (ii)), as set forth in paragraph 2.A. (i) above.

              B. Joint and Several Performance Guarantees of all other obligations under this agreement by Home, Inc. and Online Tranz. The Home, Inc. Guarantee will include a 2nd priority security interest in all real estate currently owned by Home, Inc.

         16.  Modification
              ------------

              No amendment or modification of this Agreement shall be valid or binding on unless made in writing and signed by each party.

         17.  Counterparts
              ------------

              This Agreement may be executed in as many counterparts as may be deemed necessary or convenient. This Agreement, and any modifications, waivers or notifications relating thereto, may be executed and delivered by facsimile or electronic mail. Any such facsimile or electronic mail transmissions shall constitute the final agreement of the parties and conclusive proof of such agreement.



_______________________________________               _____________________
Tyler Thompson, EVP Sales and Marketing                       Date
Officer of and on behalf of C5



__________________________________                   ________________________
Scott Anderson President and CEO                              Date
of and on behalf of H.O.M.E. Inc.


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